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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated December 19, 1997, on the financial statements of Mark Henderson, Inc. and Subsidiaries included in or made a part of this registration statement and to all references to our firm in this registration statement.


                                      Bradshaw, Pope & Franklin, LLP

                                      /s/ BRADSHAW, POPE & FRANKLIN, LLP


Norcross, Georgia
September 11, 1998